Exhibit 10.20

AMENDMENT TO LICENSING AGREEMENT

This Agreement is made this _8th__ day of December, 2010 between PerfPower Corporation, formerly EcoReady Corporation, a Nevada Corporation (“PerfPower”) and Perf Go-Green Holdings, Inc., a Delaware corporation (“PGGO”).

WHEREAS, PerfPower and PGGO entered into a Licensing Agreement effective January 12,, 2010 (the “Licensing Agreement”) under which PGGO agreed to license certain defined intangible assets to PerfPower and PerfPower agreed to compensate PGGO in part through royalty payments for that license; and

WHEREAS, PerfPower and PGGO have agreed to and desire to terminate the royalty payments under the Licensing Agreement, effective December 1, 2010; and

WHEREAS, the parties to the Licensing Agreement may amend the Licensing Agreement in writing signed by both parties;

           NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are expressly acknowledged and agreed to by PerfPower and PGGO, the parties agree as follows:

1.	Article II Paragraph 2 of the Licensing Agreement is amended to read as follows:

2.     Royalty.   Effective December 1, 2010, all continuing royalties otherwise payable hereunder and all royalties due as of November 30, 2010 which have not previously been paid, shall be converted into and payable as a single royalty payment equal to 2,500,000 shares of the common stock of EcoReady Corporation, a Florida corporation and parent company of PerfPower (the “Shares”) , which Shares shall be issued in the name of PGGO and delivered to PGGO with 10 business days of the execution of this Agreement, and shall be unregistered, restricted shares.  Hereafter, there shall be no grounds for default of this Agreement for non-payment of royalties other than for failure to deliver the Shares as herein provided.

2.	Except as amended hereby, the terms and conditions of the Licensing Agreement shall not be changed or amended and shall remain in full force and effect.

WHEREFORE, the parties have duly executed this Agreement intending to be fully bound thereby on the date first above written.

PerfPower Corporation

By:	/s/ Boris Rubizhevsky,
Boris Rubizhevsky,
President and CEO

Perf Go-Green Holdings, Inc.

By:	/s/ Michael Caridi
Michael Caridi
Chief Operating Officer